EXHIBIT 99

FOR IMMEDIATE RELEASE                        ESSEX CONTACT: Leonard E. Moodispaw
                                                                 CEO & President
                                                                    301.939.7000

                        ESSEX TO ACQUIRE WINDERMERE GROUP

COLUMBIA, MD - January 7, 2005 - Essex Corporation (NASDAQ: KEYW) announces that it has signed a Letter of Intent (LOI) to acquire The Windermere Group, LLC. Windermere is a privately held company headquartered in Annapolis, Maryland
(WWW.WINDERMEREGROUP.COM), currently serving over 15 U.S. Government agencies and numerous commercial clients. The acquisition is subject to customary due diligence, negotiation of definitive documents, and closing conditions and is expected to close during Q1 2005. Windermere has over 370 employees (most of whom hold high level security clearances) with annual revenues as reported by Windermere of over $64 million, and a central focus on support to the U.S. intelligence and defense communities.

"I believe this acquisition will add depth and breadth to our technical capabilities and will expand our customer base and presence within the intelligence community," according to Leonard Moodispaw, CEO and President of Essex Corporation. "Essex remains focused on providing information superiority solutions to the intelligence and defense communities. I believe these new capabilities provided by Windermere, which include a large information assurance business unit, and the expanded customer base will accelerate the positioning of Essex as the total solutions company I have described frequently during the past year."

"The importance and funding of the intelligence community has never been greater," according to Lt. Gen USAF (ret.) Kenneth Minihan, former Director of the National Security Agency and advisor to Essex Corporation. "Combining the capabilities and resource of these two companies will create an impressive new weapon in the fight for information superiority."

"Merging the resources and capabilities of Essex and Windermere is an important and very positive event for both our customers and our employees," stated Ray
Tate, CEO of The Windermere Group. "We are looking forward to uniting the visions of Essex and Windermere to become what I believe will be a new prime source of technology and solutions for achieving information superiority."

In connection with the proposed acquisition, Essex has agreed to provide Windermere a bridge loan of $25 million to facilitate the purchase by Windermere of the equity interest of a minority shareholder. The loan is guaranteed by all of the remaining equity holders of the company and its subsidiaries and secured by their equity interests in the company. The loan is repayable with interest in the event that the acquisition is not completed by July 6, 2005.

                                   - M O R E -

ESSEX TO ACQUIRE WINDERMERE
PAGE 2 OF 2


ABOUT ESSEX: Essex provides advanced signal, image, and information processing solutions primarily for U.S. Government intelligence and defense customers. We create our solutions by combining our services and expertise with hardware, software, and proprietary and patented technology to meet our customers' requirements. For more information contact Essex Corporation, 9150 Guilford Road, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail
info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR
ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE STATEMENTS ADDRESSING THE FOLLOWING SUBJECTS: A POTENTIAL ACQUISITION, FUTURE FINANCIAL CONDITION AND OPERATING RESULTS. ECONOMIC, BUSINESS, COMPETITIVE AND/OR REGULATORY FACTORS AFFECTING ESSEX'S BUSINESSES ARE EXAMPLES OF FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.

MORE DETAILED INFORMATION ABOUT THESE AND OTHER FACTORS IS SET FORTH IN ESSEX'S QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED SEPTEMBER 26, 2004. ESSEX IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


                                     # # # #